Exhibit 10.2
ASSET PURCHASE AGREEMENT
between
SOUTHERN PLAINS ASSOCIATES II, LLC
and
SOUTHERN PLAINS MEDICAL CENTER, INC.
June 30, 2011

TABLE OF CONTENTS

PAGE
EXHIBITS

Exhibit A	Promissory Note

Exhibit B	Bill of Sale

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (“Agreement”) is made and entered into as of June 30, 2011, by and between Southern Plains Associates II, LLC, an Oklahoma limited liability company (“Buyer”), and Southern Plains Medical Center, Inc., an Oklahoma corporation (“Seller”), with reference to the following facts:
RECITALS
A. Seller presently owns and operates a multi-specialty medical clinic (the “Clinic”) in Chickasha, Oklahoma. The medical practice conducted at the Clinic is referred to herein as the “Practice.”
B. Concurrently with the execution of this Agreement, a Stock Purchase Agreement dated as of the date of this Agreement between Buyer and Rural Hospital Acquisition, L.L.C. (the “Stock Purchase Agreement”) and a Real Estate Purchase Agreement dated as of the date of this Agreement between Buyer and Southern Plains Associates, L.L.C. (the “Real Estate Purchase Agreement”) will be executed.
C. Seller desires to sell to Buyer, and Buyer desires to purchase, certain assets of the Practice, on the terms and conditions hereinafter set forth.
THEREFORE, in consideration of the mutual representations, warranties and covenants and subject to the terms and conditions herein contained, the parties hereto agree as follows:
A G R E E M E N T
ARTICLE 1.0
PURCHASE AND SALE OF ASSETS
1.1 Purchased Assets. Seller shall sell, convey, transfer, assign and deliver to Buyer at the Closing (as defined below), and Buyer shall purchase at the Closing, free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind, on the terms and subject to the conditions set forth in this Agreement, all of Seller’s medical records relating to current and former patients of the Practice (collectively, the “Purchased Assets”).
1.2 The Purchase Price. The consideration for the Purchased Assets (the “Purchase Price”) shall be $295,000 [a sum that, when added to the purchase price of the real estate, equals $4,850,000]. At the Closing, Buyer shall pay the Purchase Price by the delivery to Seller of a promissory note in the amount of the Purchase Price and in the form of Exhibit A (the “Note”).
1.3 No Assumed Liabilities. Buyer shall not assume any obligation or liability under any contract, lease, commitment or other obligation of Seller.

1.4 Closing. The parties shall conduct the closing of the transactions provided for herein (the “Closing”) at the offices of McAfee & Taft, 10th Floor, Two Leadership Square, 211 North Robinson, Oklahoma City, Oklahoma 73102, contemporaneously with the closings of the transactions contemplated by the Stock Purchase Agreement and the Real Estate Purchase Agreement, but no later than July 15, 2011 (the “Closing Date”). The effective date of all transactions contemplated by this Agreement, the Stock Purchase Agreement and the Real Estate Purchase Agreement shall be June 30, 2011 (the “Effective Date”). At or before the closing Seller and Buyer shall each take such actions and deliver the duly executed documents necessary or appropriate to close the sale as described in this Agreement. All documents shall be reasonably satisfactory to the legal counsel for the parties.
ARTICLE 2.0
REPRESENTATIONS AND WARRANTIES OF SELLER
CONCERNING THE TRANSACTION
In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, Seller makes the following representations and warranties to Buyer:
2.1 Power and Authority; Due Authorization. Seller is a corporation duly organized and legally existing in good standing under the laws of the State of Oklahoma, with full power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions of Seller and Seller’s shareholder, and no further action is necessary to authorize such transactions or to make this Agreement and such other documents and agreements valid and binding upon Seller in accordance with their respective terms.
2.2 Binding Obligation; Noncontravention. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the certificate of incorporation, bylaws or other constituent document of Seller or agreement among Seller’s owners, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Seller; or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under, any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against Seller or the assets and properties of Seller, which conflict, violation, breach or default could have a material adverse effect upon (i) the Purchased Assets or Buyer’s rights thereto or (ii) the business, financial condition, prospects or results of operations of the Practice (a “Seller Material Adverse Effect”). No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Seller and the consummation by it of the transactions contemplated hereby, the failure to obtain which could have a Seller Material Adverse Effect.
2.3 Investment Bankers’ and Brokers’ Fees. As a result of any act or failure to act by Seller or any of its officers, owners or other affiliates, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or claim against or upon Buyer or any of its affiliates for any commission, fee or other compensation as a finder, broker or in any similar capacity.

ARTICLE 3.0
REPRESENTATIONS AND WARRANTIES OF BUYER
In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties to Seller:
3.1 Power and Authority; Due Authorization. Buyer is a limited liability company duly organized and legally existing in good standing under the laws of the State of Oklahoma, with full power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary action of Buyer and its members, and no further action will be necessary to authorize such transactions or to make this Agreement and such other documents and agreements valid and binding upon Buyer in accordance with their respective terms.
3.2 Binding Obligation; Noncontravention. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will: (a) conflict with or violate any provision of the articles of organization or operating agreement of Buyer or of any law, ordinance, regulation or decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Buyer; or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Buyer, which conflict, violation, breach or default could have a material adverse effect upon the business, financial condition, prospects or results of operations of Buyer (a “Buyer Material Adverse Effect”). No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby, the failure to obtain which could have a Buyer Material Adverse Effect.
3.3 Investment Bankers’ and Brokers’ Fees. As a result of any act or failure to act by Buyer or any of its affiliates or any of their respective officers or owners, no person, firm or corporation has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim upon Seller or any of Seller’s owners for any commission, fee or other compensation as a finder, broker or in any similar capacity.

ARTICLE 4.0
REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASED ASSETS
In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, Seller makes the following additional representations and warranties to Buyer:
4.1 Good Title to and Condition of the Purchased Assets. Seller has good title to all of the Purchased Assets free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of every kind, nature and description whatsoever. The Purchased Assets are free of defects and are in good operating condition and repair, ordinary wear and tear excepted. Seller has full and unrestricted legal right, power and authority to sell, assign and transfer the Purchased Assets pursuant hereto without obtaining the consent or approval of any other person or entity, and the delivery of the Bill of Sale to Buyer pursuant to Section 7.5 will transfer valid title thereto, free and clear of liens, encumbrances, claims and restrictions of every kind.
4.2 Licenses and Permits of Seller. Seller possesses all licenses and other required governmental or official approvals, permits or authorizations for Seller’s ownership and use of the Purchased Assets, the failure to possess which would have a Seller Material Adverse Effect.
4.3 Accuracy of Information Furnished by Seller. No representation, statement or information made or furnished by Seller to Buyer, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by Seller to Buyer pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact that is necessary to make the representations, statements or information made or furnished by Seller not misleading.
ARTICLE 5.0
ADDITIONAL COVENANTS OF SELLER
5.1 Efforts to Satisfy Closing Conditions. Seller will use commercially reasonable efforts to cause to be satisfied, as soon as practicable and prior to the Closing Date, all of the conditions set forth in Articles 7.0 and 8.0 to the obligations of Buyer and Seller to complete the sale of the Purchased Assets pursuant to this Agreement.
5.2 Maintenance of Purchased Assets Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as provided herein or with the prior written consent of Buyer, Seller will maintain all of the Purchased Assets in customary repair, order and condition, reasonable wear and tear excepted, and maintain service agreements and insurance of such types and in such amounts upon all of the Purchased Assets as are in effect on the date of this Agreement; and

5.3 Due Diligence. From the date hereof until Closing or the termination of this Agreement as set forth in Section 10.3, Seller shall permit Buyer to conduct physical inspections of the Purchased Assets at such time or times as will not unreasonably interfere with customary delivery of care to patients.
5.4 Notice of Material Developments. Seller will give prompt written notice to Buyer of any material development affecting the Purchased Assets, including without limitation any development which results in the inaccuracy of any of the representations and warranties of Seller made herein.
5.5 No Disclosure. Without the prior written consent of Buyer, Seller will not, prior to the Closing Date, disclose the existence of any term or condition of this Agreement to any person or entity, except that such disclosure may be made (a) to any of Seller’s owners or to any person in a business relationship with Seller or Seller’s owners to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the transactions provided for in this Agreement (including Seller’s legal and financial advisors), and (b) to the extent Seller believes in good faith that such disclosure is required by law (in which case Seller will consult with Buyer prior to making such disclosure).
5.6 No-Shop Clause. From and after the date of the execution and delivery of this Agreement by Seller until the earlier of Closing or the termination of this Agreement, Seller will not, without the prior written consent of Buyer (which may be withheld at Buyer’s sole discretion), (a) offer for sale the Purchased Assets (or any material portion thereof) or any ownership interest in Seller, (b) solicit offers to buy all or any material portion of the Purchased Assets or any ownership interest in Seller, (c) hold discussions with any party (other than Buyer or its affiliate) looking toward such an offer or solicitation or looking toward a merger or consolidation of Seller or (d) enter into any letter of intent or agreement with any party (other than Buyer or its affiliate) with respect to the sale or other disposition of the Purchased Assets (or any material portion thereof) or any ownership interest in Seller or with respect to any merger, consolidation or similar transaction involving Seller.
ARTICLE 6.0
ADDITIONAL COVENANTS OF BUYER
6.1 Efforts to Satisfy Closing Conditions. Buyer will use commercially reasonable efforts to cause to be satisfied, as soon as practicable and prior to the Closing Date, all of the conditions in this Agreement to the obligations of Seller and Buyer to complete the sale of the Purchased Assets pursuant to this Agreement, including without limitation assisting Seller in obtaining the consents required by Section 7.2.
6.2 No Disclosure. Without the prior written consent of Seller, Buyer will not, prior to the Closing Date, disclose the existence of any term or condition of this Agreement to any person or entity except that such disclosure may be made (a) to Buyer’s owners and prospective owners, (b) to any person in a business relationship with Buyer or Buyer’s owners to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase of the Purchased Assets which are set forth in this Agreement (including Buyer’s legal and financial advisors) and (c) to the extent Buyer believes in good faith that such disclosure is required by law (in which case Buyer will consult with Seller prior to making such disclosure).

ARTICLE 7.0
CONDITIONS TO THE OBLIGATION OF BUYER
The obligation of Buyer to purchase the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:
7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date. Seller shall have performed and complied with in all material respects all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and signed by a duly authorized officer of Seller, certifying (a) that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with in all material respects and (b) the necessary consent of Seller’s owners approving this Agreement and the transactions contemplated hereby has been obtained. Seller shall also provide Buyer with any other evidence reasonably requested by Buyer with respect to the authorization of this Agreement and the transactions contemplated hereby by Seller.
7.2 Receipt of Necessary Consents and Governmental Permits. All necessary consents, authorizations or approvals of third parties to each of the transactions contemplated hereby shall have been obtained and shown by written evidence reasonably satisfactory to Buyer.
7.3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to Buyer or any other transaction contemplated hereby, or which might affect the right of Buyer to own the Purchased Assets and which, in the reasonable judgment of Buyer, makes it inadvisable to proceed with the purchase of the Purchased Assets.
7.5 Bill of Sale. Seller shall have executed and delivered to Buyer a Bill of Sale transferring title to the Purchased Assets to Buyer, which Bill of Sale shall be substantially in the form attached hereto as Exhibit B.
7.6 Material Changes. The Purchased Assets shall have not suffered any change, loss or damage since January 1, 2011, which materially and adversely affects or impairs the operations or prospects of the Business.
7.7 Legal Matters. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel for Buyer, which approval shall not be unreasonably withheld.
7.8 Consummation of the Purchase of Other Assets. The transactions contemplated by (i) the Real Estate Purchase Agreement and (ii) the Stock Purchase Agreement shall be consummated.

ARTICLE 8.0
CONDITIONS TO OBLIGATION OF SELLER
The obligation of Seller to sell the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:
8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date. Buyer shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with in all material respects at or prior to the Closing Date. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with and that Buyer is duly authorized to enter into this Agreement and the transactions contemplated thereby.
8.2 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to Buyer or any other transaction contemplated hereby, and which, in the judgment of Seller, makes it inadvisable to proceed with the transactions contemplated hereby.
8.3 Legal Matters. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel for Seller, which approval shall not be unreasonably withheld.
8.4 Execution of Note. Buyer shall have executed the Note in favor of Seller.
8.5 Consummation of the Purchase of Other Assets. The transactions contemplated by (i) the Real Estate Purchase Agreement and (ii) the Stock Purchase Agreement shall be consummated.
ARTICLE 9.0
POST-CLOSING COVENANTS
9.1 Execution of Further Documents. From and after the Closing, upon the reasonable request of Buyer, Seller shall perform such further acts and execute, acknowledge and deliver all such further assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey and transfer to and vest in Buyer all right, title and interest in the Purchased Assets, and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

9.2 Tax and Medicare Effects. None of the parties (or any such party’s counsel or accountants) has made or is making any representation to any other party (or to such party’s counsel or accountants) concerning any of the tax or Medicare effects of the transactions provided for in this Agreement, and each party hereto represents that each has obtained, or will obtain, independent tax and Medicare advice with respect thereto and upon which it has and will solely rely.
ARTICLE 10.0
MISCELLANEOUS
10.1 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by Buyer and Seller in writing.
10.2 Assignment. No party may assign its rights or obligations under this Agreement prior to the Closing Date without the prior written consent of the other party.
10.3 Termination.
10.3.1 Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:
10.3.1.1 by the mutual written consent of Buyer and Seller at any time prior to the Closing Date;
10.3.1.2 by either Buyer or Seller at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Purchased Assets to Buyer or any other transaction contemplated hereby, or which might affect the right of Buyer to own the Purchased Assets and which, in the judgment of Buyer or Seller (as applicable), makes it inadvisable to proceed with the transactions contemplated by this Agreement;
10.3.1.3 by Buyer in the event of a material breach by Seller prior to Closing of any provision of this Agreement, which breach is not remedied by Seller within 30 days after receipt of notice thereof from Buyer;
10.3.1.4 by Seller in the event of a material breach by Buyer prior to Closing of any provision of this Agreement, which breach is not remedied by Buyer within 30 days after receipt of notice thereof from Seller; or
10.3.1.5 by either Buyer or Seller if, through no fault of or breach by the party that desires to terminate this Agreement, the conditions precedent to the obligations of such party hereunder have not been met or waived and the Closing has not taken place by January 1, 2011.

If this Agreement is terminated pursuant to Section 10.3.1.1 or 10.3.1.5, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to Sections 10.3.1.2, 10.3.1.3, or 10.3.1.4 shall be without prejudice to any other rights or remedies of the respective parties.
10.3.2 The risk of any loss to the assets and properties of Seller and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of Seller until the Closing is consummated.
10.4 Binding Effect; Survival; Waiver, Etc. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. All of the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall survive the Closing only to the extent set forth herein and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. This Agreement is for the sole benefit of the undersigned parties hereto and is not for the benefit of any third party.
10.5 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the entire agreement and understanding of the parties hereto with respect to the purchase of the Purchased Assets and the other transactions contemplated herein, and supersede all prior verbal or written understandings, arrangements and agreements of the parties with respect to the subject matter hereof agreement, but excluding any existing Confidentiality Agreement by and between Buyer and Seller. Any reference herein to this Agreement shall be deemed to include the Schedules and Exhibits attached hereto. The parties agree that (a) they have fully informed themselves of the terms, contents, conditions and effects of this Agreement and have consulted legal counsel of their choice in connection with this Agreement and (b) in entering into this Agreement, they are not relying upon any representations, promises or statements not expressly stated in this Agreement and hereby disclaim any and all reliance upon such representations, promises and/or statements in executing this Agreement.
10.6 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement or affect the meaning or interpretation of this Agreement in any way.
10.7 Execution in Counterpart. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement. Signatures received by facsimile or via other electronic transmission system shall be accepted as original signatures.

10.8 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally, delivered by Federal Express or other courier service, or sent by facsimile or other electronic transmission system, as follows:
If to Seller:
First Physicians Capital Group, Inc.
9663 Santa Monica Blvd., #959
Beverly Hills, CA 90210
Attn: David Hirschhorn
Tel No.: (310) 860-2501
Fax No.: (310) 860-1854
with a copy to:
Duane Morris LLP
30 S. 17th St.
Philadelphia, PA 19103
Attn: C. Mitchell Goldman, Esq.
Tel No.: (215) 979-1000
Fax No.: (215) 689-2407
If to Buyer:
Foundation HealthCare Affiliates
14000 N. Portland
Oklahoma City, OK 73134
Attn: Robert M. Byers
Tel No.: (405) 608-1702
Fax No.: (405) 608-1802
with a copy to:
McAfee & Taft A Professional Corporation
211 N. Robinson Ave.
Two Leadership Square, 10th Floor
Attn: Elizabeth D Tyrrell, Esq.
Tel No.: (405) 235-9621
Fax No.: (405) 228-7417

All notices, demands or requests by personal delivery shall be effective and deemed served upon receipt thereof. All notices, demands and requests sent by mail shall be effective and deemed served three days after being deposited in the United States mail. All notices, demands and requests sent by overnight delivery service shall be effective and deemed served on the day after being deposited with such overnight delivery service. All notices, demands and requests sent by facsimile or via other electronic transmission system shall be effective and deemed served on the date of the facsimile or other electronic transmission confirmation.
10.9 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. Buyer and Seller each hereby submits to the jurisdiction of any state or federal court sitting in Oklahoma County, Oklahoma in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of Buyer and Seller waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in any of said courts. Any process against the Buyer or Seller in, or in connection with, any proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby may be served on them personally or by certified mail at the address set forth in Section 10.8 with the same effect as though served on them personally.
10.10 Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm’s length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.
10.11 Severability. In the event that any one or more of the provisions of this Agreement shall be held or otherwise found to be invalid, illegal or unenforceable, all other provisions hereof shall be given effect separately there from and shall not be affected thereby.
10.12 Attorneys’ Fees; Waiver of Jury Trial. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by the successful party or parties (including without limitation such costs, expenses and fees on any appeal or in connection with any bankruptcy proceeding), and if the successful party recovers judgment in any such action or proceeding, the costs, expenses and attorneys’ fees shall be included in and as part of such judgment. Each party hereto hereby irrevocably and unconditionally waives trial by jury in connection with any action or proceeding instituted under or relating to this Agreement, or any other document executed pursuant hereto, or in connection with any counterclaim resulting from any such action or proceeding.

10.13 Compliance. Each party shall comply with all laws, rules and regulations that may be applicable to its respective activities and responsibilities under this Agreement. The parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable laws, including, but not limited to, the Medicare and Medicaid Anti-Kickback Statute and the federal Stark Law. Neither party nor their affiliates will intentionally conduct itself under the terms of this Agreement in a manner as to constitute a violation of the Anti-Kickback Statute, the Stark Law or any other applicable laws. The Purchase Price to be paid by Buyer to Seller for the purchase of the Purchased Assets hereunder has been determined through good faith and arms-length bargaining and consistent with the fair market value opinion provided by an independent valuation expert. No amount paid by Buyer to Seller hereunder is intended to be a payment for referrals or other business and nothing contained in this Agreement shall require (directly or indirectly, explicitly or implicitly) any party or its affiliates to refer or direct any patients or other business to the other party or its affiliates. The parties shall carry out this Agreement in accordance with the provisions of the Health Insurance Portability and Accountability Act of 1996, and associated regulations promulgated thereunder (“HIPAA”) and will work together cooperatively to ensure that any use and disclosure of protected health information related to the transactions contemplated herein is in accordance with HIPAA and other applicable law.
10.14 Time. If the last day of any time period falls on a Saturday, Sunday, or legal holiday, then the duration of the time period shall be extended to the next succeeding day that is not a Saturday, Sunday, or legal holiday. Time is of the essence of this Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

BUYER:	SOUTHERN PLAINS ASSOCIATES II, LLC
By
Name
Title

SELLER:	SOUTHERN PLAINS MEDICAL CENTER, INC.
By
Name
Title
Signature Page to Asset Purchase Agreement

EXHIBIT A
PROMISSORY NOTE
(See Attached)

EXHIBIT B
BILL OF SALE
(See Attached)